Exhibit 99.2

 Q1 2020 Earnings Presentation  April 28, 2020

 Safe Harbor Statements  Forward-Looking StatementsAll statements, other than statements of historical fact, included in this presentation and any oral statements made regarding the subject of this presentation, that address activities, events or developments that Reliant Bancorp, Inc. (“Reliant” or the “Company”) expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Transactions (as defined below) being accretive to Reliant’s earnings in 2021, Reliant’s response to the coronavirus (COVID-19) pandemic, and the Company’s 2020 strategies. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (5) increased levels of other real estate, primarily as a result of foreclosures, (6) the impact of liquidity needs on our results of operations and financial condition, (7) competition from financial institutions and other financial service providers, (8) the effect of interest rate increases on the cost of deposits, (9) unanticipated weakness in loan demand or loan pricing, (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (12) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (13) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (14) our ability to effectively manage problem credits, (15) our ability to successfully implement efficiency initiatives on time and with the results projected, (16) our ability to successfully develop and market new products and technology, (17) the impact of negative developments in the financial industry and United States and global capital and credit markets, (18) our ability to retain the services of key personnel, (19) our ability to adapt to technological changes, (20) risks associated with litigation, including the applicability of insurance coverage, (21) the vulnerability of Reliant Bank’s (the “Bank”) network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (22) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (23) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (24) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp (“FABK”) (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (25) the effect of the completion of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (26) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (27) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (28) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (29) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (30) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.  Non-GAAP Financial MeasuresThis presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of the Company’s management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the current period. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.The non-GAAP financial measures contained in this presentation include, without limitation, adjusted net income attributable to common shareholders, adjusted return on average assets (adjusted ROAA), adjusted return on average equity (adjusted ROAE), adjusted return on average tangible common equity (adjusted ROATCE), ROATCE, adjusted quarterly earnings per share, adjusted net interest rate spread, adjusted net interest margin, tangible assets, tangible common equity, tangible book value per share (TBVPS), tangible common equity to tangible assets (TCE/TA), adjusted non-interest expense, core bank efficiency ratio, core bank pre-tax, pre-provision income, and allowance for loan losses plus unamortized loan accretion to total loans.  1

     Pandemic - Our Response to COVID-19    EmployeesEnsuring Health and Safety of our Team Members    CommunitiesHelping the Communities we Serve          PromiseMeet Needs through Actions Tailored After the Bank’s Values  MissionDeliver Customer Service Preserve Capital Manage Expenses    CommunitiesHelping the Communities we Serve          CommunitiesHelping the Communities we Serve  Remain focused on delivering the bank’s promise to grow a community of friends— one relationship at a time, as we provide essential services to our neighbors and partner with local non-profits to serve our communities Deployed and continue monitoring federal guidelines for effective protocol, including social distancing, to prevent the spread of the virusImplemented enhanced cleaning procedures with sterilization and provided protective gear including hand sanitizers and masks  Delivering service at all branches via drive thru facilities and lobby visits by appointment. ATMs continually replenished and accessible at all locations. Remote ATM access is also available at over 32,000 surcharge-free ATMs nationwide through the MoneyPass® networkSuspended share repurchase program during 2020Suspended new capital projectsInstituted a hiring freezeSuspended business travelLimited discretionary expenditures to only essential items   As we navigate this unprecedented time, our commitment and focus on Reliant’s mission remains unchanged — to inspire and empower our employees, deliver exceptional customer experiences and give back to our communities through involvement and outreach. This duty includes taking quick action to preserve capital and liquidity and aggressively manage expenses.  Our employees and customers depend on us to do the right things, so we tailored our action plan after the bank’s values with a special focus on communication, which is provided weekly via email, internal and external website blogs and CEO Townhall meetings. Each of these channels is used to provide bank updates and aide options as they become available.  2

   Pandemic - Our Response to COVID-19 (Cont’d)    EmployeesEnsuring Health and Safety of our Team Members    CommunitiesHelping the Communities we Serve            CommunitiesHelping the Communities we Serve          CommunitiesHelping the Communities we Serve  Adjusted our business model to implement telework for employees whose job functions can be executed remotely, including virtual meetings using teleconferencing, Teams, Zoom and Go-To-MeetingReinvented employee training modules for virtual deliveryExtended coverage of First Stop Health Benefit to all employees – even those not enrolled in Reliant’s group medical benefit, to provide virtual medical advice and assistanceEmployees with symptoms or who may have been exposed to the virus are asked to stay home – with full pay  As a trusted financial advisor, we continue to extend credit and are working directly with our customers impacted by COVID-19 to defer payments, modify loan and repayment terms, assist with overdraft/late fees, provide flexibility with early CD withdrawals and otherwise lend assistance.   Promise (cont’d)Meet Needs through Actions Tailored After the Bank’s Values  We are serving as a participating lender with SBA’s Paycheck Protection Program to allow small business customers access to funds We are providing hardship relief to credit cardholders— late fees waived from April 3- May 31 and ability to defer payments for up to three monthsWe have increased efforts to educate customers about digital and alternative options that allow them to bank remotely, including:    Trusted AdvisorWorking Directly With Those Impacted By COVID-19  24/7 Mobile App  Online Banking/Bill Pay  24/7 ATMs  Tap-To Pay  24/7 Telephone Banking  Debit & Credit Cards  3

Financial Highlights and Recent Developments

Quarterly Highlights for Q1'20

- Reported EPS was ($0.02) per diluted common share on quarterly loss of $215 thousand. When adjusted for $4.2 million of merger expenses, adjusted diluted EPS is $0.25
- Adjusted core pretax, pre-provision income of $6.0 million.[(2)] REAL net income, which excludes provision and merger expense, but adds back net charge-offs was $4.9[(2)] million or $0.41 per common diluted share
- Net interest margin increased 15 bps from December 31, 2019 to 3.61% at March 31, helping generate record-level net interest income of $17.1 million
- Originated $150 million of new loans at a weighted average rate of 4.71%
- Loan loss provision for the first quarter of 2020 was $2.9 million, $2.0 million related to COVID-19 pandemic
- Asset quality remains superior. Non-performing assets were 0.19% of total assets, net charge-offs were 0.09% of total loans-held-for-investment and no ORE on balance sheet at March 31, 2020
- Successfully completed conversion of CBT in January 2020

Recent Developments

- Closed the previously announced acquisition of First Advantage Bancorp and its subsidiary First Advantage Bank on April 1, 2020. At March 31, 2020 First Advantage Bancorp reported total assets of $735.6 million, including loans held for investment of $644.2 million and deposits of $609.4 million

Financial Results

	Three months ended March 31, 2020
Net Income ($mm)	**($0.22)**
Adjusted Net Income ($mm)[(1) (2)]	$2.94
Pre-Tax Pre-Provision Net Income	**$0.80**
Adjusted Pre-Tax Pre-Provision[(1) (2)]	$6.03
Diluted EPS	**($0.02)**
Adjusted Diluted EPS[(1) (2)]	$0.25
ROAA	**(0.04) %**
Adjusted ROAA[(1) (2)]	0.54 %
GAAP Efficiency Ratio	**96.1 %**
Core Efficiency Ratio[(2)]	65.0 %
Net Interest Margin	**3.61 %**
Adjusted Net Interest Margin[(2)]	3.44 %
ROATCE[(2)]	**(0.48) %**
Adjusted ROATCE	6.52 %
ROAE	**(0.36) %**
Adjusted ROAE[(2)]	4.86 %
TBVPS[(2)]	**$14.44**
Total Loans Held for Investment ($mm)[(3)]	**$1,620**
Total Deposits ($mm)	**$1,722**
TCE / TA[(2)]	**8.20 %**

Reliant BANCORP, INC.

Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses
(1) Adjusted for merger expenses
(2) Non-GAAP figures. Refer to appendix for "reconciliation of non-GAAP financial measures"
(3) Gross figure
(4) Financials as of March 31, 2020

4

Recent Acquisitions to Grow Franchise and Expand Presence in Middle Tennessee

	COMMUNITY Bank & Trust	FIRST ADVANTAGE BANK[2]
Overview	• **Announced on September 16, 2019; Closed on January 1, 2020** • **Assets:** $253 million • **Headquarters:** Ashland City, TN • Five branches in the Nashville MSA	• **Announced on October 23, 2019; Closed on April 1, 2020** • **Assets:** $738 million • **Headquarters:** Clarksville, TN • Five branches in Montgomery County, TN; Three branches in the Nashville MSA
Strategic Rationale	• **Entry into Cheatham County, TN** with the **#1 deposit market share** and strengthens existing footprint in Robertson County, TN • **Some of the lowest cost deposits** in the region • Sizeable **reductions in noninterest expense** coupled with increased capital base to further support borrower demand	• **Extends footprint into the attractive Clarksville MSA** with #2 deposit market share and15.4% of deposits • Vibrant Williamson County, TN **position improves to #5** with 8.5% deposit market share • **Adds highly profitable manufactured housing lending business** (~8% of pro-forma loans)
Transaction Consideration	• Transaction value of approximately $37.2 million[1] • **Modeled EPS accretion in 2021 of ~12.5%**	• Transaction value of approximately $65.3 million[3] • **Modeled EPS accretion in 2021 of >17%**

Reliant BANCORP, INC.

(1) Pricing based on RBNC's 20-day volume-weighted average closing price per share of $23.06 as of 9/6/2019
(2) Figures presented for First Advantage Bank are for the consolidated entity
(3) Based on share price as of closing date

5

Growing, Profitable Core Bank (Excludes Mortgage Subsidiary Financial Results)

Core Net Income(3)


Grey bars indicate adjustment for merger expenses
$17.0
$8.0
($1.0)
$8.9
$7.2
$14.1
$17.6
$3.8
$5.3
$1.1
$4.1
$4.0
$4.2
($0.2)
2016
2017
2018
2019
Q1'19
4Q'19
1Q'20

Core Net Interest Income(2)


$60
$50
$40
$30
$20
$10
$ -
$32.0
$33.8
$53.0
$55.3
$13.4
$14.3
$16.8
2016
2017
2018
2019
Q1'19
4Q'19
1Q'20

	2016	2017	2018	2019	Q1'19	4Q'19	1Q'20
Adj. NIM(4):	3.83%	3.81%	3.58%	3.36%	3.47%	3.23%	3.44%

Core Adjusted Non-Interest Expenses(2),(3)


Core Non-Interest Expense
Core Non-Interest Expense / Average Assets
$60.
$50.
$40.
$30.
$20.
$10.
$ -
3.0%
2.5%
2.0%
1.5%
2.51%
2.42%
2.36%
2.43%
2.41%
2.23%
2.29%
$22.2
$24.1
$38.7
$40.8
$10.4
$10.5
$12.5
2016
2017
2018
2019
Q1'19
4Q'19
1Q'20

	2016	2017	2018	2019	Q1'19	4Q'19	1Q'20
Core Efficiency(1):	62.6%	61.9%	63.5%	64.0%	67.9%	63.3%	65.0%

Reliant BANCORP, INC.

Source: Company documents

Note: $ in millions, unless otherwise specified; Data as of or for the three months ended each respective quarter or twelve months ended each year. Core figures exclude mortgage subsidiary financials and one-time merger expenses

(1) Core results excludes results from joint venture mortgage segment. Please note, mortgage company financial results are included in consolidated financial results, with any loss netted out as non-controlling interest in subsidiary.

(2) Does not include merger expenses. Refer to appendix for "reconciliation of non-GAAP financial measures."

(3) Non-GAAP figure. Refer to appendix for "reconciliation of non-GAAP financial measures."

6

         Growing Core Pre-Tax, Pre-Provision Income     Q1 ’20 increase due to lower deposit costs and earning asset optimizationQ4 ’19 NIR impacted by: $1.1 million gain on sale of securities $166 thousand gain on sale of OREQ1 ’19 NIR impacted by$131 thousand gain on sale of securities   Q4 19 NII impacted by 1.1 million gain on sale of securities$166 thousand gain on sale of OREQ1 19 NII impacted by$131 thousand gain on sale of securities  QoQ growth rate of 8.1%, YoY growth rate of 25.4%  Non-interest expense increased by CBT acquisition Annual salary and benefit increases effective 1-1-2020Excludes merger expense of $4.2 million in Q1 ’20, 1.3 million in Q4 ‘19  When gains on sales of securities and ORE are excluded:QoQ PTPP income is up 13.3% YoY PTPP income is up 44.1%  Note: $ in thousands, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each year. Core figures exclude mortgage subsidiary financials and one-time merger expenses. Excludes Gain on sales of securities and ORE Non-GAAP figures. Refer to appendix for “reconciliation of non-GAAP financial measures”  1,  7  2  2  2

 Diverse Deposit Portfolio Mix  Cost of IB Deposits:  Cost of Funds:  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each year. Reflects consolidated numbers for Reliant Bancorp, Inc.  Wholesale and Other Purchased Funds  0.49%   0.73%   1.15%   1.67%   1.58%   1.62%   1.37%   0.40%   0.61%   0.96%   1.42%   1.35%   1.37%   1.12%   0.43%   0.66%   1.07%   1.48%   1.44%   1.43%   1.30%   Total Deposits    CAGR: 28.4%  % of Total Deposits:            Wt. Avg. Cost:  Wt. Avg. Duration (Months):  2.35%   2.34%   2.10%   1.85%   1.13%             1.5   3.0   2.2   2.0   2.0   Cost of Total Deposits:  8

 Balancing Growth and Profitability                Coupon + Fees:  Growing Loan Portfolio(1)  Notes: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each year. (1) Does not include loans held for sale.    CAGR: 31.4%  Loan Yields  9

 Strong Capital and Liquidity Position  Source: Company documents, SNL FinancialNote: Data as of or for the three months ended each respective quarter; Chart and table reflect numbers for Reliant Bank (excludes holding company)Estimated figures only as Regulatory CALL reporting filing has not been finalized Non-GAAP figure. Refer to appendix for “reconciliation of non-GAAP financial measures.”Brokered & State CD’s, Stone Castle, Qwick Rate, CDARS/ICS, FRB Discount Window Borrowing Capacity  (1)  (2)  10

 Delivering Shareholder Value  Reported Quarterly Diluted EPS(1)  Tangible Book Value per Share(1)  Reported ROAA(1)  Reported ROATCE(1)  Source: Company documentsNote: Data as of or for the three months ended each respective quarter. Green bars indicate adjustments due to merger expenses (1) Non-GAAP figures. Refer to appendix for “reconciliation of non-GAAP financial measures”.  11

 Disciplined Credit Culture  Allowance for Credit Loss(1)  Net Charge-Offs (Recoveries) / Average Loans(2)  Non Performing Assets / Total Assets  Source: Company documentsNote: Data as of or for the three months ended each respective quarter.Non-GAAP figure. Refer to appendix for “reconciliation of non-GAAP financial measures.”Data has been annualized   12

 Reconciliation of Reserves  Reserves / Loans (%)  (Reserves + Discount) / Loans (%)  Note: Data as of 13/31/2019 and as of the three months ended 3/31/20, respectivelyAssumes partial amortization of existing acquired loan discount  $2.9 mm  $35.0 mm  $174.0 mm  $2.9 mm  $35.0 mm  $174.0 mm  $1.4 mm  Acquired Loan Discount  A  B  C  D  E  F  G  H  I  J  K  L  M  N  1  1  13

 Diversified Lending Platform  C&D Portfolio  Commercial Real Estate Portfolio  Source: S&P Global Market Intelligence, Company documentsNote: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter.                      Outstanding balance as a % of Total Capital  14

Hospitality Portfolio – Granular Portfolio with Conservative Credit Profile

Portfolio Highlights

- 5.79% of Total Portfolio[1]
- Portfolio totals as of Q1 '20:
  - Term: $92.2 million, 20 borrowers with an average loan size of $4.6 million
  - Construction: 3 projects totaling $32.0 million with $1.5 million funded[2]
- Primarily limited-service national franchises
- Strong LTVs and DSCRs
  - Weighted average LTV – 56.8%
  - Weighted average DSCR – 2.15x
- No nonperforming loans in segment; 0.0% charge-offs in 2019
- Average seasoning of 57 months
- All secured by first liens on real estate and FFE
- Modifications granted through 4/20/2020:
  - $80.2 million – 14 modifications representing 87% of outstanding amount

Term vs. Construction[3]


Construction
26%
Term
74%

($mm)	Term	Construction
Total Outstanding	$92.2	$1.5
Total Committed	$92.5	$32.0
Avg. LTV	52%	63%
Avg. DSC	2.2x	2.1x

Local vs. National[3]


Local/Other
4%
National
Franchise
96%

($mm)	Local	National
Total Outstanding	$5.3	$88.4
Total Committed	$5.3	$119.1
Avg. LTV	50%	54%
Avg. DSC	1.8x	2.3x

Hotel Flags[3]


Other
9%4
Local
4%
Marriott
30%
Wyndham
14%
Choice
15%
Hilton
28%

($mm)	Full Porfolio
Total Outstanding	$93.7
Total Committed	$124.4
Total Entities	22
Average Exposure per Entity	$5.7

Reliant BANCORP, INC.

Source: Company documents
Note: Data as of or for the three months ended March 31, 2020
1. Does not include FABK acquisition. Pro-forma metric with FABK acquisition is 4.86%
2. Projects currently on hold, funding represents land costs
3. Represents committed amount
4. Comprised of Best Western, Motel 6, Budget

15

 Restaurant Portfolio – Diversified with Low Average Loan Size  Source: Company documentsNote: Data as of or for the three months ended March 31, 2020Does not include FABK acquisition. Pro-forma metric with FABK acquisition is 4.56%Represents committed amountOther Includes Dairy Queen, Gigi’s Cupcakes, Captain D’s, Jet’s Pizza, Zaxby’s etc.   Total $93.7 million  Total $124.4 million  Portfolio Statistics  Burger King  Local vs. National2  Secured by Real Estate2  Portfolio Highlights  Brands2  5.21% of Total Portfolio1Outstanding balances as of Q1 ’20: $84.3 millionQuick-Service (QSR) national franchises: $73.4 millionDine-in Facilities: $10.9 millionMost QSRs continue to stream income from drive-through only operationsMajority of borrowers have been with Reliant for 5+ yearsWeighted average DSCR: 1.62x No nonperforming loans in segment; 0.0% charge-offs in 201933.5% of outstanding loans secured by real estateModifications granted through 4/20/2020:$39.3 million – 18 modifications representing 47% of portfolio  DSCR and ‘Other’ brand numbers under progress  16

 Manufactured Housing Portfolio  Source: Company documentsNote: Not included in 3/31/2020 loan portfolio numbers; merger completed 4/1/20201, As of March 31, 2020Secured as personal propertyAnnualized number  Total $93.7 million  Total $124.4 million  Performance Metrics  Geographic Distribution  Portfolio Highlights  Portfolio Segmentation  Specialized lending LOB acquired as part of the acquisition of First Advantage Specialized lending team consists of 30 employees and is housed in Knoxville, TNLends exclusively to fund the acquisition of manufactured homes in 8 states in the Southeast; direct consumer lending Portfolio total - $190.3 million (8.43% of combined portfolios)¹Chattel - $163.5 millionMortgage - $26.8 millionWeighted average interest rate - 8.49%Average loan size - $52,525Average FICO score for borrower - 665Modifications granted through 4/15/2020 205 loans representing 6% of portfolio  ($ in thousands)  Total $190,297  17

 Providing Relief to Customers - Loan Modifications & PPP Summary    Q4 19 NII impacted by 1.1 million gain on sale of securities$166 thousand gain on sale of OREQ1 19 NII impacted by$131 thousand gain on sale of securities        Reliant    FABK      Total          Modifications  % of Total  Modifications  % of Total    Modifications  % of Total   C&I       $16,100   0.99%  $13,582    2.13%     $29,682    1.31%   Church        9,757    0.60    5,334    0.84     15,091    0.67   Consumer        1,224    0.08   999    0.16     2,223    0.10   CRE       153,882    9.50  105,173   16.47     259,055   11.47   Hospitality        80,231    4.95   11,476    1.80     91,707    4.06   Medical        3,815    0.24   1,848    0.29     5,663    0.25   Multifamily        14,757    0.91   -    -      14,757    0.65   Restaurant        39,249    2.42   14,818    2.32     54,067    2.39  Total Modifications       $319,015   19.70%  $153,230    23.99%     $472,245    20.91%                       Portfolio total¹        $1,619,703      $638,687        $2,258,390                         ($ in thousands)  Source: Company informationNote: As of April 20, 20201. Not inclusive of Manufactured Housing     Funded  Total Applications  Weighted Avg. Fees  PPP Loans  $35,551  139  3.37%          18

Our Strategy for 2020

- COVID-19 response:
  - Focus on employees, customers and communities
  - Asset quality
  - Capital preservation – share repurchase and dividends
  - Expense control
  - Pause M&A activity
- On-going focus on organic earning-asset generation and improved funding mix
- Fully integrate CBT and FAB acquisitions and leverage presence in new markets
- Talent acquisition for key positions to prepare for future growth
- Build out and optimize digital channel

Reliant BANCORP, INC.
19

Appendix

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Adjusted Return on Average Assets and Average Tangible Common Equity and Earnings Per Share  20

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Adjusted Net Interest Margin  21

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Tangible Common Equity to Tangible Assets and Tangible Book Value per Share  22

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Core Profitability  Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses  23

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Core Pre-Tax Pre-Provision Net Income and Real Income  Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses  24

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Core Efficiency Ratio  Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses  25

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Loan Reserves  26